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As filed with the Securities and Exchange Commission on September 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	22-3802649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Perryville Corporate Park,
Clinton, NJ 08809-4000
(Address of principal executive offices)

LISA FRIES GARDNER
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

VICTOR A. HEBERT, ESQUIRE
Heller Ehrman White & McAuliffe LLP
333 Bush Street
San Francisco, CA 94104-2878
Phone: (415) 772-6000
Facsimile: (415) 772-6268

Management Restricted Stock Plan
2004 Stock Option Plan

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, $1.00 par value	39,172,675	$0.495(2)	$19,390,474(2)	$2,456.77

Series B Convertible Preferred Shares, $1.00 par value	56,421	$1.00(3)	$56,421(3)	$7.15

Total	39,229,096	$—	$19,446,895	$2,463.92

(1)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Shares reported on the OTC Bulletin Board on September 24, 2004.

(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the book value of the Series B convertible shares on September 24, 2004.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        The following documents, which have been filed by Foster Wheeler Ltd. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

  (a)
  Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 2003, filed on March 12, 2004, as amended by the Form 10-K/A filed on June 9, 2004;

  (b)
  Registrant's Quarterly Report on Forms 10-Q for the fiscal quarters ended March 26, 2004 (as filed on May 5, 2004, and as amended by the Forms 10-Q/A filed on June 9, 2004 and on August 13, 2004), and June 25, 2004 (as filed on August 9, 2004);

  (c)
  Registrant's Rule 424(b)(3) prospectus filed on August 17, 2004 (Accession No. 000104746-04-026741);

  (d)
  Registrant's Current Reports on Form 8-K filed on January 28, 2004 (two), February 5, 2004, April 12, 2004, April 14, 2004, April 15, 2004, May 20, 2004, May 25, 2004, July 8, 2004, July 23, 2004, and August 13, 2004 (two);

  (e)
  The description of Registrant's Common Shares including associated rights to purchase preferred shares as set forth in the Registrant's Registration Statement filed with the Commission on Form 8-A12G on April 26, 2002 (file number 001-31305), including any documents incorporated by reference therein as well as any amendment or report filed for the purpose of updating such description; and

  (f)
  The description of Registrant's Series B Voting Convertible Preferred Shares as set forth in the Registrant's Registration Statement filed with the Commission on Form 8-A12G on May 4, 2004 (file number 000-50740), including any documents incorporated by reference therein as well as any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Certain partners of Conyers Dill & Pearman and/or certain employees of Codan Services Limited, an affiliate of Conyers Dill & Pearman, serve as officers of Foster Wheeler Ltd. and as officers and/or directors of its subsidiaries incorporated in Bermuda, from time to time.

Item 6.    Indemnification of Directors and Officers

        Section 98 of the Companies Act 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company (although Registrant has not agreed to indemnify its auditors even though permitted by Bermuda law). Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Act.

        Registrant has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty or willful misconduct, and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Registrant's bye-laws contain a broad waiver by its shareholders of any claim or right of action, both individually and on Registrant's behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, of the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Registrant's officers and directors unless the act or failure to act involves fraud or dishonesty.

        See also the undertakings set out in response to Item 9.

Item 7.    Exemption from Registration Claimed

        Not applicable.

Item 8.    Exhibits

Item No.	Description of Item
4.1	Foster Wheeler Ltd. Management Restricted Stock Plan, adopted September 2004
4.2	Foster Wheeler Ltd. 2004 Stock Option Plan, adopted September 2004
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of Registered Public Accounting Firm
23.2	Consent of Conyers Dill & Pearman (filed as part of Exhibit 5.1)
24.1	Power of Attorney (See page II-5)

Item 9.    Undertakings

        A. The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the

    Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clinton, State of New Jersey, on this 27th day of September 2004.

FOSTER WHEELER LTD.
By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner Gardner Vice President and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Foster Wheeler Ltd., a Bermuda corporation, do hereby constitute and appoint Raymond J. Milchovich, John T. La Duc, Brian K. Ferraioli, and Lisa Fries Gardner, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 27, 2004
/s/ JOHN T. LA DUC John T. La Duc	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 27, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President and Controller (Principal Accounting Officer)	September 27, 2004
/s/ EUGENE D. ATKINSON Eugene D. Atkinson	Director	September 27, 2004
/s/ JOHN P. CLANCEY John P. Clancey	Director	September 27, 2004
/s/ MARTHA CLARK GOSS Martha Clark Goss	Director	September 27, 2004

/s/ JOSEPH J. MELONE Joseph J. Melone	Director	September 27, 2004
/s/ JOHN E. STUART John E. Stuart	Director	September 27, 2004
/s/ JAMES D. WOODS James D. Woods	Director	September 27, 2004

Index to Exhibits

Item No.
4.1	Foster Wheeler Ltd. Management Restricted Stock Plan, adopted September 2004
4.2	Foster Wheeler Ltd. 2004 Stock Option Plan, adopted September 2004
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of Registered Public Accounting Firm
23.2	Consent of Conyers Dill & Pearman (filed as part of Exhibit 5.1)
24.1	Power of Attorney (See page II-5)

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits